Exhibit 10.1

Labor Contract

Name: Akihiro Okumura

Place of Business:	Meisan Takahama building, Seventh floor,
2-12-23, Kounan, Minato Ward, Tokyo
Name of Company:	UBIC, Inc.
Representative:	Masahiro Morioto

The working conditions are as below.

Contract Period	1 ☒ Contract without a fixed period (Employment day: August 29, 2011) 2 ☐ Contract with a fixed period From to

Employment Status	Regular full-time employee

Work Place	Head Office (2-12-23, Kounan, Minato Ward, Tokyo)

Contents of the Work	Administration Department, Financial Director

Grade	G-1

Working Hours and Breaks	1 Working Hours (Starting time) 9:00 — (Finishing time) 18:00 (Actual time 8 hours) 2 Breaks from 12:00 to 13:00 Note: An employee shall prepare for starting work on time.

Overtime Work	Presence or absence of overtime work ☒ Presence ☐ Absence

Holidays	Saturdays, Sundays, National Holidays and any other days (designated by the Holidays Calendar)

Annual Leave

1 Annual Paid Leave

The company shall grant annual paid leave of 10 working days to an employee who has been employed continuously for 6 months calculated from the day of hiring.

2 The company shall grant annual paid leave of 3 working days to an employee for the first 6 months of hiring. However, unused portion of the annual paid leave for the first 6 months shall be extinguished when the period has ended. (Article 26 of the Rules of Employment)

Note: Annual paid leave shall be granted according to the Rules of Employment. However, the company may request the employee to change his/her the time of leave for the convenience of business. In principle, the employee who intends to take annual paid leave shall give notice to the company and obtain its approval at least a week prior to the date which he/she wishes to take the annual paid leave.

Wages

The company adopts a daily-wage-monthly-payment wage system. The amount of the basic wage is fixed on a daily basis, but tardiness and absences are counted on an hourly basis.

1 Annual Wage

9,504,000 yen / 792,000 yen per month × 12 months

(Regular pay:432,500 yen per month, other allowance:359,500 yen)

2 Allowance

(a) Position allowance N/A, (b) House allowance N/A

(c) Family allowance N/A, (d) Commuting allowance N/A

3 Rate of Premium for Overtime Work, Holiday Work and Late-night Work

(a) Late-night work 25%

4 Fixed Day for Closing the Wage Account

End of every month

Date of payment

25th day of every month

(The wage shall be calculated for a period from the first day to the end of the current month and payable on the 25th day of the same month.)

5 Payment Method

Bank transfer

6 Wage Raise

The wage can be revised once a year in April.

7 Bonus

☐ Presence  ☒ Absence (semiannually)

8 Retirement Pay

☒ Presence  ☐ Absence

(Retirement pay shall be paid for the employee who continues working for 3 years or more and leaves the company on good terms based on the separately stipulated standard.)

Note: The details are in the Rules of Employment.

Probationary Period

The probationary period is 3 months from the day of hiring.

The company shall examine the work attitude and ability of the employee and shall decide whether he/she shall be enrolled as an employee of the company. In case of dismissal within 14 days from the day of hiring, 30 days prior notice shall not be given.

Matters concerning Retirement and Dismissal

1 Retirement Age

☒ Presence (60 years old)  ☐ Absence

2 Procedure for Voluntary Retirement

The employee shall give notice to the company at least 30 days prior to the desired date of retirement.

3 Procedure and Grounds for Dismissal
In the case where the company dismisses an employee, the company will give notice to the employee 30 days or more beforehand or make payment of the average wages for 30 days in accordance with Labor Standards Act.

Note: The details are in the Rules of Employment.

Social Security	Employees pension insurance, health insurance, industrial accident compensation insurance and employment insurance

Collection of Insurance Premium

(Employees pension insurance and health insurance) Insurance premium for the month including the day of hiring will not be collected.

Insurance premium for the month including the day of his/her retirement (lost) will be collected.

Recital

Accepted and Agreed,

August 29, 2011

Address:	3-7-2-406, Momoi, Suginami Ward, Tokyo

Name:	/s/ Akihiro Okumura
Akihiro Okumura